                                                                   EXHIBIT 10.34

[The Registrant shall furnish supplementally a copy of any omitted Schedule to the Commission upon request.]

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made and entered into this 3rd day of October, 1996, to be effective as of September 30, 1996, by and among SOFTEACH CORPORATION, a Colorado corporation ("Seller"), ARIS CORPORATION, a Washington corporation ("Purchaser"), and Terri J. Olson and Greg A. Olson (sometimes referred to herein as the "Indemnifying Shareholders"). The parties have joined in the execution of this Agreement for the purposes herein provided, including the indemnification obligations undertaken by them as herein provided.

                                 RECITALS

     WHEREAS, Seller is engaged in the business of among other things, providing computer and software training services to individuals, organizations, groups, and entities (the "Business");

     WHEREAS, the Indemnifying Shareholders own an aggregate of 100% of the issued and outstanding capital stock of Seller on a fully diluted basis and are officers, directors and key employees of the Seller, and have joined into the execution hereof in consideration of the direct or indirect benefits expected to be derived by them from the sale of the Business to the Purchaser, as herein provided; and

     WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser substantially all of Seller's assets and the Business pursuant to the terms hereof, and in connection therewith provide for related arrangements and agreements, all in accordance with and pursuant to the terms, conditions and provisions contained in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual promises contained in this Agreement and of other good and valuable consideration, Purchaser and Seller agree as follows:

                                  ARTICLE I
                               Purchase and Sale

     1.1  Transaction.  On and subject to the terms, conditions and provisions
          -----------
of this Agreement, at the Closing:

          (a) Purchaser will purchase from Seller, and Seller will sell, transfer, and assign to Purchaser, the Acquired Assets, as hereinafter defined and described.

          (b) Purchaser will pay the Purchase Price, will deliver the ARIS Stock, and will assume the obligation for payment or discharge of the Assumed Liabilities, in each case as hereinafter defined and described.

     1.2  Acquired Assets.  As used in this Agreement, the term "Acquired
          ---------------
Assets" means the assets, properties and rights which are owned or used by Seller in connection with the conduct of the Business, including without limitation the assets reflected on the Financial Statements, all of which shall be transferred at the Closing to the Purchaser free and clear of any liens, encumbrances or rights in any other party except the Assumed Liabilities. Without limiting the generality of the foregoing, the Acquired Assets include the following assets of the Business:

          (a) Cash and Accounts Receivable.  All of Seller's cash, including
              ----------------------------
     cash on hand and in bank accounts, time deposits, certificates of deposit, marketable and other securities, billed and unbilled accounts receivable (whether or not the same have arisen in the ordinary course of business of the Seller) and proceeds of accounts receivable held by Seller at Closing, including specifically and without limitation those described or referred to on SCHEDULE 1.2(a) (the "Cash and Accounts Receivable"). Notwithstanding the foregoing, Seller is not selling and Purchaser is not purchasing any cash constituting a part of the Purchase Price or designated by Seller as a reserve for the payment of the liabilities and obligations of Seller not assumed by Purchaser at the time of Closing including amounts withheld to pay taxes, employee salaries, and accounts payable which are incurred in the ordinary course of the Business and which come due prior to Closing (the "Cash Reserve"), and which are specifically identified on SCHEDULE 1.2(a). The excluded cash and Cash Reserve of Seller specifically identified on SCHEDULE 1.2(a) as not constituting a part of "Cash and Accounts Receivable" are not included within the definition of "Cash and Accounts Receivable".

          (b) Furniture, Equipment and Tangible Personal Property.  All of
              ---------------------------------------------------
     Seller's furniture, equipment, computer hardware, instruments of all kinds, office equipment, automobiles and other vehicles, and including specifically and without limitation those described or referred to on
     SCHEDULE 1.2(b) (the "Personal Property"). Notwithstanding the foregoing, Seller is not selling and Purchaser is not purchasing certain items of tangible personal property specifically identified on SCHEDULE 1.2(b) as not constituting a part of "Personal Property" and not included within the definition of "Personal Property".

          (c) Inventories.  All of Seller's inventories, wherever located and on
              -----------
     all mediums, of computer hardware and software manuals, training programs, courseware, and materials, all computer programs, disks, printed products, including, without limitation, those inventories described on SCHEDULE 1.2(c) (the "Inventories").

          (d)  Contracts.
               ---------

               (1) Customer Contracts.  Subject to the consequences of
                   ------------------
          assignment and without warranty of assignability, Seller's rights under those certain orders, contracts and commitments for the purchase of goods or services listed on SCHEDULE 1.2(d)(1) (collectively, the "Customer Contracts"). Seller agrees that it will use its best efforts to seek applicable third-party consents to the transfer and assignment of such Customer Contracts as may be reasonably requested by Purchaser.

               (2) Pending Contracts and Proposals.  Without warranty as to
                   -------------------------------
          transfer or assignability, Seller's rights under those certain orders, contracts, proposals and commitments for goods or services by Seller listed on SCHEDULE 1.2(d)(2) (collectively, the "Proposals"). Seller agrees that it will use its best efforts to seek applicable third-party consents to the transfer and assignment of such Proposals as may be reasonably requested by Purchaser.

               (3) Agency Contracts.  Subject to the consequences of assignment
                   ----------------
          and without warranty of assignability, Seller's rights under those certain sales representative and trainer agreements related to the Seller's Business and other service or sales agency agreements or arrangements listed on SCHEDULE 1.2(d)(3) (the "Agency Contracts"). Seller agrees that it will use its best efforts to seek applicable third-party consents to the transfer and assignment of such Agency Contracts as may be requested by Purchaser.

               (4) Material Contracts.  Seller's rights under those certain
                   ------------------
          contracts and leases listed on SCHEDULE 1.2(d)(4) (the "Material Contracts").

               (5) General Contracts and Commitments.  Subject to the
                   ---------------------------------
          consequences of assignment and without warranty of assignability, Seller's rights under all other contracts, leases, licenses, warranties, arrangements and other agreements not otherwise specified herein (the "General Contracts"). Seller agrees that it will use its best efforts to seek applicable third-party consents to the transfer and assignment of such General Contracts as may be requested by Purchaser.

               (6) Prepaids and Deposits.  All of Seller's prepayments, deposits
                   ---------------------
          and similar items, including, without limitation, all prepaid expenses, deferred charges, advance payments, purchase rebates, utility or other product or service deposits and other prepaid items, and including specifically and without limitation those prepaid expenses, deferred charges, advance payments, deposits and other items described or referred to on SCHEDULE 1.2(d)(6) the "Prepaid Items and Deposits").

          (e) Intellectual Property.  All of Seller's (i) patents and patent
              ---------------------
     applications (including renewals, extensions, or modifications thereof);
     (ii) confidential and proprietary information and trade secrets, including without limitation, know-how, inventions, computerized data and information, computer software and programs, business records, files and data, discoveries, processes and techniques, testing and quality control processes and techniques, drawings, customer and client lists; (iii) all trademarks, service marks (including SofTeach(R)), and any applications for registration of same; (iv) copyrights; (v) trade names (including SofTeach Corporation); (vi) computer software, courseware, books, technical specifications, manuals, and (vii) other intellectual property owned by Seller or used in connection with the Business, whether presently existing or in process of development, and including specifically and without limitation the intellectual property described or referred to on the Intellectual Property Questionnaire attached hereto as SCHEDULE 1.2(e) (the "Intellectual Property").

          (f) Permits.  To the extent transferrable or assignable, those certain
              -------
     permits, approvals, qualifications, authorizations, licenses, consents, certifications or clearances and the like held, used or required in the conduct of the Business issued by any government or governmental unit, agency, board, body, or instrumentality, whether federal, state or local, and all applications therefor, including specifically and without limitation the permits, approvals and qualifications described or referred to on SCHEDULE 1.2(f) (the "Permits").

          (g) Books and Records.  All business books and records, including
              -----------------
     without limitation all financial, operating, inventory, legal, personnel and payroll records of those employees of Seller who are hired by Purchaser at Closing, customer lists and records, supplier lists and records, and all sales and promotional literature, correspondence and files related to the business and all original plans, drawings, specifications, building permits, certificates of occupancy, governmental licenses for improvements, and architectural documents pertaining to the facility and including specifically and without limitation the books and records described or referred to on SCHEDULE 1.2(g) (the "Books and Records"). Notwithstanding the foregoing, Seller is not selling and Purchaser is not purchasing Seller's corporate minute book, stock transfer records and legal files and records related to this Agreement or to the organization, governance and dissolution of the Seller, and the minute book, stock transfer records and legal files and records related to this Agreement or to the organization, governance and dissolution of the Seller are not included within the definition of "Books and Records."

          (h) Post Office Box, Telephone and Electronic Addresses.  All of
              ---------------------------------------------------
     Seller's post office boxes, telephone and facsimile numbers, and e-mail and/or internet domain addresses and/or web sites used in connection with the Business including without limitation those described on SCHEDULE 1.2(h).

     1.3  Assumed Liabilities.  As used in this Agreement, the term "Assumed
          -------------------
Liabilities" means only the liabilities and obligations of Seller assumed by Purchaser and described in this Section 1.3 as such items shall exist at the time of the Closing. The Assumed Liabilities include only the following liabilities:

          (a) Trade Accounts Payable.  Accrued accounts payable to suppliers of
              ----------------------
     Seller incurred in the ordinary course of business of the Business as of the date of Closing as listed and set forth on SCHEDULE 1.3(a), plus an amount for additional accounts payable which are unknown to Seller or not billed on the date of Closing not to exceed $10,000 in the aggregate (the "Trade Payables").

          (b) Contract Obligations.  The obligations of Seller under contracts
              --------------------
     and agreements listed on SCHEDULES 1.2(d)(1), 1.2(d)(2), 1.2(d)(3), 1.2(d)(4) and 1.2(d)(6) but only to the extent that such obligations have arisen in the ordinary course of business of the Seller, and other contracts assumed by the Purchaser, and have not been performed prior to the Closing (the "Contract Obligations").

          (c) Office Lease.  Obligations of Seller arising from and after the
              ------------
     date hereof under that certain Lease Agreement dated May 20, 1992, as amended, for the Seller's office suite commonly known as Suite 606, 1355 South Colorado Boulevard, Denver, Colorado 80222 (the "Lease").

Purchaser shall not assume, and does not hereby assume, any obligation of Seller except as expressly set forth herein. Purchaser hereby agrees to indemnify, defend, and hold Seller and the Indemnifying Shareholders harmless from and against any and all liabilities, penalties, damages, losses, claims, costs and expenses (including reasonable attorneys' fees and expenses for the defense of any claim which, if proved, would give rise to an obligation of indemnity hereunder), but not including lost profits or consequential damages, arising out of or resulting directly or indirectly from the Purchaser's failure to fully pay or satisfy or cause to be paid or satisfied any liabilities expressly assumed by Purchaser pursuant to the terms hereof.

     1.4  Purchase Price.  Subject to the terms and conditions of this
          --------------
Agreement, the purchase price (the "Purchase Price") to be paid by the Purchaser to the Seller for the Acquired Assets, upon consummation of the Closing, is as follows:

          (a) Cash Payment.  At the Closing, Purchaser will pay Seller Seven
              ------------
     Hundred Fifty Thousand and No/100ths Dollars ($750,000.00) by wire transfer to an account designated by the Seller in writing at least three business days prior to the Closing.

          (b) ARIS Stock.  At the Closing, and upon Seller's execution of a
              ----------
     subscription agreement in a form substantially similar to that set forth as
     SCHEDULE 1.4(b), Purchaser will deliver to Seller Forty-Two Thousand (42,000) shares of no par common stock in ARIS Corporation (the "ARIS Stock"). Seller shall be free to assign or transfer all or any portion of the ARIS Stock to Terri J. Olson or Greg A. Olson ("ARIS Stock Transferees"), so long as the ARIS Stock Transferees shall execute the ARIS Corporation Amended and Restated Shareholders Agreement and a subscription agreement in a form substantially similar to that set forth as SCHEDULE 1.4(b) (the "Subscription Agreement"), and thus agree to be bound by all terms and conditions thereof.

          (c) Balance of Purchase Price.  At the Closing, Purchaser will deliver
              -------------------------
     to Seller its promissory note in the principal amount of Five Hundred Thousand and No/100ths Dollars ($500,000.00), bearing interest at the rate of six percent per annum (6% A.P.R.), payable as follows: Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) plus then-accrued interest on April 1, 1997, with the balance of all unpaid principal and accrued interest payable on July 1, 1997 (the "Promissory Note").

          (d) Collateral.  Purchaser agrees to execute at Closing such security
              ----------
     agreement and other documents requested by Seller, in a form acceptable to Purchaser, evidencing a grant of a security interest in the Acquired Assets. Such security interest in the Acquired Assets (the "Security Interest") shall not be a purchase money security interest and shall be in any event subordinate to the security interest in all of Purchaser's assets, including the Acquired Assets, held by U.S. Bank of Washington, N.A. of Seattle, Washington.

The Purchase Price shall be allocated among the Acquired Assets as provided in
SCHEDULE 1.4.

     1.5  Closing Financial Statements.  At the time of Closing, Seller shall
          ----------------------------
deliver to Purchaser a balance sheet, income statement and other financial statements of the Seller as of the date of Closing (the "Closing Financial Statements"), which shall be prepared in accordance with generally accepted accounting principles, consistently applied.

                                  ARTICLE II
                        Representations and Warranties

     2.1  Representations and Warranties of Seller and Indemnifying
          ---------------------------------------------------------
Shareholders. Seller and each Indemnifying Shareholder hereby jointly and severally represent and warrant to the Purchaser, both as of the date hereof and as of the time of Closing:

          (a) Accounts Receivable.  SCHEDULE 1.2(a) includes a true and complete
              -------------------
     list of all billed and unbilled accounts receivable of the Seller as of the date thereof. The Accounts Receivable represent all receivables of the Business. All of the Accounts Receivable have been generated by Seller in the ordinary course of business of the Business. Except as specifically identified on SCHEDULE 1.2(a), all obligations of Seller under the contracts generating the Accounts Receivable have been fully and completely performed or otherwise satisfied and any products or services related thereto have been delivered.

          (b) Inventories.  Subject to any vendor's lien associated with any of
              -----------
     the Trade Payables, Seller has good and marketable title to the Inventories, free and clear of any lien, claim, encumbrance or other right of any third party.

          (c) Equipment and Other Personal Property.
              -------------------------------------

               (1) Seller has good and marketable title to the Personal Property, free and clear of any lien, claim, charge, encumbrance or other right of any third party. All of the personal property listed as owned is owned by Seller free and clear of any lien or encumbrance, and all of the personal property listed as leased is leased under valid and existing leases to possess and control as lessee all of such tangible personal property listed as leased and neither Seller nor any lessor is in default under any such lease agreement.

               (2) The Personal Property to be purchased hereunder (or for which this Agreement contemplates the assumption by Purchaser of the related lease agreement) constitutes all of the tangible assets necessary or desirable for the continued operation of the Business by Purchaser following the Closing in a manner consistent with the historical practice of Seller in the conduct of the Business.

               (3) All of the Personal Property is in good operation and repair.

          (d) Real Property.  Seller has, and following the Closing Purchaser
              -------------
     will have, full right, power and authority to use the leasehold premises presently used in connection with the Business under the terms of the Lease. Seller has not received any notice of any special assessments being contemplated against Seller related to Seller's use of the leasehold premises. All water, sewer, electric and telephone facilities and all other utilities required by law for the normal operation of the Business are in good working order and are adequate to serve the operation of the Business to the best of Seller's knowledge after reasonable inquiry. The Seller's occupancy, operation and use of the leasehold premises do not violate any state, federal, county or city statute, ordinance, code, rule or regulation or the terms of the Lease.

          (e)  Contracts.
               ---------

               (1) Subject to the provisions contained in Section 1.2(d)(1) hereof, SCHEDULE 1.2(d)(1) constitutes a complete and accurate list of all Customer Contracts to be acquired by Purchaser categorized by customer, project, pricing and training schedule and payment status.

               (2) Subject to the provisions contained in Section 1.2(d)(2) hereof, SCHEDULE 1.2(d)(2) constitutes a complete list of all Proposals to be acquired by Purchaser which have associated with them any continuing obligation of performance or liability, including, without limitation, any liability in the nature of continuing service or warranty (whether express or implied) or arising by course of conduct or business. Each such order, contract or proposal is accurately identified and categorized by customer, project, pricing, training schedule and any other material term or condition. Any such arrangements with any entity related to Seller or any shareholder is so indicated on SCHEDULE 1.2(d)(2).

               (3) Subject to the provisions contained in Section 1.2(d)(3) hereof, SCHEDULE 1.2(d)(3) constitutes a complete and accurate list of all Agency Contracts to be acquired by Purchaser under the terms hereof.

               (4) SCHEDULE 1.2(d)(4) constitutes a complete and accurate list of the Material Contracts to be acquired by Purchaser under the terms hereof.

               (5) The appropriate Schedules referenced in this Section 2.1(e) indicate all prepaid and similar items related to the subject matter thereof, including, without limitation, all prepaid expenses, deposits, deferred charges, advance payments, and other prepaid items held by Seller with respect to the Business.

     Except as otherwise disclosed on the respective Schedules described in this
     Section 2.1(e): (1) each of the contracts, commitments, arrangements or obligations referred to therein is a valid and binding obligation of Seller and the other party or parties thereto and was made and entered into in the ordinary course of business of the Seller; (2) all of such contracts, commitments, other arrangements or obligations are included in the Acquired Assets, and constitute substantially all of such contracts, commitments, arrangements or obligations involved in the Business; (3) except as noted, none of the parties to any of such contracts, commitments, arrangements or obligations has terminated, canceled or substantially modified such contract, commitment, arrangement or obligation to the best of Seller's knowledge after reasonable inquiry; and (4) neither Seller nor any other party is in default thereunder.

          (f) Permits.  SCHEDULE 1.2(f) constitutes a complete and accurate list
              -------
     of the Permits. Seller is not in default, breach or noncompliance under any of the Permits and the Permits constitute all of such items as are necessary for the conduct of the Business.

          (g) Books and Records.  The Books and Records are located at the
              -----------------
     business office of the Seller and copies of excerpts from the Books and Records provided to Purchaser are true, correct and complete copies of the originals.

          (h) Post Office Boxes, Telephone Numbers and Electronic Addresses.
              -------------------------------------------------------------
     The post office boxes, telephone and facsimile numbers, and e-mail and/or internet domain addresses and/or web sites set forth on SCHEDULE 1.2(h) constitute all of the active post office boxes and telephone and facsimile numbers used in the Business during the three (3) year period prior to the date of this Agreement.

          (i) Trade Payables.  SCHEDULE 1.3(A) constitutes a complete and
              --------------
     accurate list of the Trade Payables. The Trade Payables have been accrued by Seller in the ordinary course of business of the Business and none of which are aged beyond forty-five (45) days. There are no accounts payable of the Business except for the items listed in the Trade Payables.

          (j) Certain Secured Obligations.  All accrued interest and previously
              ---------------------------
     payable lease or other payments have been made on the leases, and Seller is not in default with respect to any provision of such obligations. The amount due by Seller on the leases are not in excess of the amounts indicated on the Latest Balance Sheet.

          (k) Disclosure.  Neither the financial statements nor any
              ----------
     representation or warranty contained herein, nor any information delivered or to be delivered by the Seller pursuant to this Agreement, contains or shall contain an untrue statement of a material fact, nor do the financial statements, representations, warranties and other information omit to state, nor will they omit to state, any material fact necessary in order to make the statements made not misleading.

          (l) Intellectual Property.  Seller owns, or has a valid and binding
              ---------------------
     license or licenses (as to all of which there are no defaults by any of the parties thereto) to use, all Intellectual Property necessary to or used in the conduct of its business as now conducted and as proposed to be conducted. Seller has provided Purchaser, via the Intellectual Property Questionnaire attached as SCHEDULE 1.2(e), with complete and accurate lists of all issued patents, patent applications, registered trademarks and registered service marks and related applications, registered trade names and registered copyrights owned by or licensed to Seller, and a description of any material agreements relating to the acquisition by Seller of any such Intellectual Property in the form attached as SCHEDULE 1.2(e).
     Neither Seller, nor, to the best of Seller's belief after reasonable inquiry, any employee, agent or representative of Seller, has distributed or disclosed confidential, proprietary information of Seller except under the terms of a confidentiality agreement. Seller owns or possesses adequate licenses or other rights to use, sell and license or dispose of all of the Intellectual Property, and has the exclusive right to bring actions for the infringement of any Intellectual Property owned by it. Seller has good and marketable title or license rights to all of the Intellectual Property and owns such property free and clear of all security interests, liens, encumbrances, claims and rights of any kind or nature.
     No person or entity other than Seller has any right to market the Intellectual Property, make any derivative of the Intellectual Property, or make any sale of or involving any Intellectual Property. Except as set forth on SCHEDULE 1.2(e), there are no royalties, honoraria, fees or other payments payable by Seller to any person or entity by reason of the ownership, use, license, sale or disposition of the Intellectual Property. The conduct of the business of Seller does not conflict with or infringe upon any intellectual property rights of any other person, and no claims of conflict or infringement are pending or threatened against Seller.

          (m) Organization and Existence.  Seller is a corporation duly
              --------------------------
     organized, validly existing, and in good standing under the laws of the State of Colorado. The Indemnifying Shareholders own an aggregate of 100% of the issued and outstanding stock of the Seller.

          (n) Power and Authority.  Seller has full right, power and authority
              -------------------
     to execute, deliver and perform this Agreement. Seller is not a party to any contract and is not subject to any other legal restrictions that would prevent or restrict complete fulfillment of any of the terms and conditions of this Agreement or compliance with any of Seller's obligations hereunder.

          (o) Authorization.  The Indemnifying Shareholders hold all of the
              -------------
     capital stock of the Seller or any rights to acquire or subscribe to capital stock of the Seller. The execution, delivery, and performance of this Agreement by Seller has been duly authorized by all requisite corporate action on its part, including action by both the directors and shareholders of Seller.

          (p) Binding Effect.  This Agreement is a valid, binding, and legal
              --------------
     obligation of Seller, enforceable against Seller and each Indemnifying Shareholder in accordance with the terms hereof.

          (q) No Default.  Neither the execution and delivery of this Agreement
              ----------
     nor the Seller's and the Indemnifying Shareholders' full performance of their respective obligations hereunder will violate or breach, or otherwise constitute or give rise to a Default under the terms or provisions of Seller's Articles of Incorporation, Seller's Bylaws, any regulations or any material contract, commitment, instrument, notice, writ, injunction, order or decree of any court, agency, or other governmental authority or other obligation to which Seller or any Indemnifying Shareholder is a party.

          (r) Finders.  Neither Seller nor any Indemnifying Shareholder has
              -------
     engaged, nor is directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with the sale of the Acquired Assets or any other transaction contemplated by this Agreement.

          (s) Liens and Encumbrances.  Except for the Assumed Liabilities, the
              ----------------------
     Acquired Assets are, and at Closing will be, owned by Seller free and clear of any and all liens, claims, charges or encumbrances whatsoever and any right of any party other than

     Seller.

          (t) Financial Statements.  SCHEDULE 2.1(t) is a listing of financial
              --------------------
     statements, information and schedules, covering the Business, true, correct and complete copies of which have been previously delivered to Purchaser (collectively, the "Financial Statements"). Each of the Financial Statements is (and upon the preparation thereof the Closing Financial Statements will be) true, correct and complete in all material respects and fairly presents (or, in the case of the Closing Financial Statements, will fairly present) the financial condition as of the date indicated and the results of operations for any period including therein, in each case in accordance with generally accepted accounting principles, consistently applied.

          (u) Liabilities for Payment.  SCHEDULE 2.1(u) contains a complete and
              -----------------------
     accurate list of all indebtedness (including accrued interest and taxes) related to the Business with respect to which Seller is liable. Seller is not in default under any note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, or any other material agreement or commitment, or pursuant to which, with the passage of time, would Seller be in default thereunder.

          (v) Litigation.  There is no litigation, proceeding, action, claim, or
              ----------
     governmental investigation pending or threatened against or relating to the Acquired Assets or the Business which would, individually or in the aggregate, have a material or adverse effect on the Business, and neither Seller nor any Indemnifying Shareholder has knowledge of any facts or circumstances which could give rise to any such litigation, proceeding or investigation. Neither Seller nor any Indemnifying Shareholder is subject to any notice, writ, injunction, order, or decree of any court, agency, or other governmental authority which would materially or adversely affect the Business or the consummation of the transaction contemplated hereby.

          (w) Employees.  SCHEDULE 2.1(w) constitutes a complete and accurate
              ---------
     listing of (i) all employees currently involved in the operation of the Business and all contracts or other arrangements under which they are currently employed, and (ii) all pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefit, or other employee benefit plans of Seller, or applicable to the Business or its employees.

          (x) Compliance with Laws.  Seller is, and at all times prior to the
              --------------------
     date hereof has been, in full compliance with all statutes, ordinances, codes, restrictions, regulations, and other governmental requirements applicable to the Business or the operation thereof. Without in any manner limiting the generality of the foregoing, Seller specifically represents that Seller is in compliance with the Americans With Disabilities Act and regulations promulgated thereunder.

          (y) Payment of Taxes; Tax Liens.  All tax returns, declarations of
              ---------------------------
     estimated tax and tax reports ("Tax Returns") required to be filed by Seller have been filed in timely fashion with the appropriate government agency, and all federal, state and local income, profits, employment, franchise, sales, use, occupation, property, excise or other taxes or charges ("Tax Liability") reported or due with respect to Seller's Tax Returns for the last six (6) years have been paid and all required estimated payments of Tax Liability applicable to the Business have been paid when due and Seller has withheld and paid to the appropriate taxing authority or jurisdiction any and all amounts required by law or agreement to be withheld from the wages or salaries of its employees. There are no agreements by Seller for the extension of the time for the assessment of any Tax Liability. The Acquired Assets are not in any manner encumbered by or vulnerable to liens arising out of any Tax Liability nor shall any such lien arise on account of any Tax Liability for any period prior to the Closing. Seller has provided Purchaser with a copy of any audit report resulting from any audit performed with respect to any tax return filed or required to be filed by Seller in the past three (3) years.

          (z) No Material Events.  Other than as disclosed herein, the Business
              ------------------
     has been conducted only in the ordinary and usual course since May 1991, and no event, condition, circumstance, or occurrence which has had or is likely to have a material or adverse effect on the Business or the properties, assets, liabilities (fixed or otherwise) or condition (financial or otherwise) of the Business has occurred since such date.

         (aa) Environmental Matters.  Neither Seller nor, to the knowledge of
              ---------------------
     Seller, any other person has generated, processed, stored, transported, disposed of or otherwise handled any Hazardous Materials in any manner on the Seller's premises (1355 South Colorado Boulevard, Suite 606, Denver, Colorado) or at any other site from which the Business was conducted (the "Business Premises") that has resulted, or that could result, in a Hazardous Materials Contamination on the Business Premises. Neither Seller nor any Shareholder has received any notice from any governmental authority or other person respecting or related to any actual, threatened or potential release of Hazardous Materials, and no investigation or proceeding with respect to Hazardous Materials or Hazardous Materials Contamination is threatened, anticipated or in existence with respect to the Business Premises.

     As used herein, the term "Hazardous Materials" shall include any hazardous waste, as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder, and any hazardous substance, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder. As used herein, the term "Hazardous Materials Contamination" shall mean contamination (whether presently existing or hereafter occurring) of premises, buildings, facilities, soil, groundwater, air or other elements as a result of Hazardous Materials.

          (bb) Labor Relations; Collective Bargaining Agreements.  Seller has
               -------------------------------------------------
     good and amicable relations with its employees, and there are no controversies pending or, to the knowledge of Seller or any Indemnifying Shareholder threatened between Seller and its employees. Seller is not a party to any collective bargaining or union contract and, to the knowledge of Seller and the Indemnifying Shareholders, there exists no current union organizational effort with respect to employees of Seller.

          (cc) True and Complete Copies.  Seller has delivered or made available
               ------------------------
     to Purchaser true, complete and accurate copies of all contracts, agreements and documents referred to in this Agreement or related to the Business, together with all modifications thereof and amendments thereto, and all business books and records, including without limitation all financial, operating, inventory, legal, personnel, payroll, customer lists and records, supplier lists and records, and all sales and promotional literature, correspondence and files of Seller with respect to the Business.

          (dd) Safety Requirements.  The operation of the Business is presently
               -------------------
     in full compliance with, and at all times prior to the date of the Closing will have been in full compliance with, any and all job safety requirements applicable thereto, including without limitation any and all requirements of the Occupational Safety and Health Act of 1970, as amended, and any other requirements of any governmental authority with respect to the health or safety of workers. Seller has received no notice of any failure to comply with any such law, order, rule or regulation, nor is any such complaint pending or threatened from any other party. Seller has provided Purchaser with a copy of any report resulting from any audit, study or review performed with respect to health or safety of workers employed by Seller. Seller has not entered into any agreements with respect to health or safety matters, nor has Seller been subject to any complaint with respect to worker safety or health, nor is Seller or any Shareholder aware of any fact or circumstance which would give rise to any such claim.

          (ee) Disclosure.  Neither the Financial Statements nor any
               ----------
     representation or warranty contained herein, nor any information delivered or to be delivered by the Seller or the Indemnifying Shareholders, pursuant to this Agreement, contains or shall contain an untrue statement of a material fact, nor do the financial statements, representations, warranties and other information omit to state, nor will they omit to state, any material fact necessary in order to make the statements made not misleading.

     2.2  Purchaser's Representations and Warranties.  Purchaser hereby
          ------------------------------------------
represents and warrants to Seller that as of the time of Closing:

          (a) Organization and Existence.  Purchaser is a Washington corporation
              --------------------------
     duly
     organized, validly existing, and in good standing under the laws of the State of Washington, and will be qualified as a foreign corporation in Colorado prior to Closing or as soon thereafter as is reasonably practicable.

          (b) Power and Authority.  Purchaser has full corporate power and
              -------------------
     authority under its Articles of Incorporation, Bylaws and the laws of the State of Washington to execute, deliver and perform this Agreement. Purchaser is not a party to any contract and is not subject to any other legal restriction that would prevent or restrict complete fulfillment of any of the terms and conditions of this Agreement or compliance with any of Purchaser's obligations hereunder.

          (c) Authorization.  The execution, delivery, and performance of this
              -------------
     Agreement have been duly authorized by all requisite corporate actions on the part of Purchaser.

          (d) Binding Effect.  This Agreement is a valid, binding, and legal
              --------------
     obligation of Purchaser, enforceable in accordance with its terms.

          (e) No Default.  Neither the execution and delivery of this Agreement
              ----------
     nor Purchaser's full performance of its obligations hereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Purchaser's Articles of Incorporation, bylaws laws or any material contract, commitment, instrument, notice, writ, injunction, order or decree of any court, agency, or other governmental authority or other obligation to which the Purchaser is a party.

          (f) Finders.  Purchaser has not engaged, nor is directly or indirectly
              -------
     obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with the sale of the Acquired Assets or any other transaction contemplated by this Agreement.

          (g) ARIS Stock.  In reliance on the representations and warranties
              ----------
     contained in the executed Subscription Agreement, Purchaser believes that the transfer of the ARIS Stock to Seller, pursuant to this Agreement, does not require the ARIS Stock to be registered pursuant to the Securities Act of 1933 and, again in reliance on the representations and warranties contained in the executed Subscription Agreement, that any subsequent transfer by Seller of the ARIS Stock to the Transferees only shall not violate any federal securities law, Colorado Blue Sky law, or any other law regulating the transfer of corporate securities. When issued, the ARIS Stock will be fully paid and nonassessable.

                                 ARTICLE III
                            Actions Before Closing

     3.1  General Inspection.  Between the date hereof and the Closing, Seller
          ------------------
covenants to

Purchaser that Seller will afford Purchaser and Purchaser's counsel, accountants and other representatives full access, during normal business hours, to all of Seller's assets, properties, books, records, personnel, accountants, attorneys, customers, clients, contractors and suppliers and will furnish Purchaser during such period with all such information concerning the Business as Purchaser may reasonably request. Seller specifically covenants that it will permit duly authorized representatives of Purchaser to conduct an audit of Seller's Books and Records and such tests of the assets, including such physical inspection, inventory and evaluation as Purchaser may request, provided that any such tests are performed in such a manner as will not disrupt the operation of the Business. In addition, Seller will permit such representatives to make abstracts from, or take copies of, such books, records or other documentation, or to obtain temporary possession of any thereof as may be reasonably required by Purchaser, and Seller will furnish to Purchaser such information concerning the Business, and its assets, liabilities, or condition, as Purchaser may reasonably request.

     3.2  Interim Conduct of the Business.  Seller hereby covenants to Purchaser
          -------------------------------
that, from the date of this Agreement to the Closing, Seller will conduct the Business only in the ordinary and usual course, subject to Purchaser's approval of certain transactions pursuant to Section 3.3. Without limiting the generality of the foregoing, Seller hereby covenants to Purchaser that, insofar as the Business is concerned, Seller will use its best efforts to:

          (a) Preserve intact the Business's relationships with suppliers, customers, employees, creditors, and others having business dealings with the Business.

          (b) Maintain in full force and effect its existing policies of insurance which affect the Business.

          (c) Preserve, protect and maintain the Acquired Assets.

          (d) Take no action which would interfere with or prevent performance and consummation of this Agreement.

          (e) Continue performance in the ordinary course of its obligations under contracts, commitments, or other obligations.

          (f) Take all reasonable action to consummate the transaction contemplated by this Agreement, including cooperating with Purchaser's representatives for purposes of facilitating the orderly transfer to Purchaser of the Acquired Assets and the Business.

          (g) Not solicit from any other person, firm or corporation any inquiries or proposals related to the disposition of all or any substantial potion of the Acquired Assets or the Business or pursue or engage in discussions with respect thereto.

          (h) Not waive any right, cancel any debt or claim, or voluntarily suffer any extraordinary loss.

     3.3  Purchaser's Approval of Certain Transactions.  Seller hereby covenants
          --------------------------------------------
to Purchaser that, except as may otherwise be required under this Agreement, from the date hereof to the Closing, insofar as the Business is concerned, Seller will not directly or indirectly take any of the following actions without the prior written consent of Purchaser:

          (a) Incur or permit the incurrence of any debt for borrowed money or incur any obligation or other liability except in the ordinary course of business.

          (b) Enter into any lease of real or personal property or any renewals thereof involving a rental obligation.

          (c) Permit any encumbrances against any of the Acquired Assets.

          (d) Not make any dividend or other distribution to shareholders.

          (e) Pay any bonus or increase the rate of compensation payable to any of the employees of the Business or otherwise enter into or alter any employment, consulting, or managerial services agreement affecting the Business.

          (f) Commence, enter into, or alter any pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefit, employment contracts or other employee benefit plan or arrangement affecting employees of the Business.

          (g) Except with respect to the excluded tangible personal property identified on SCHEDULE 1.2(b), make any commitments or increase any previous commitments for capital expenditures or sell or otherwise dispose of any capital asset.

          (h) Accelerate or delay any performance of a contract for goods or services, except as may be necessary in the ordinary course of business.

          (i) Enter into or materially modify any transaction, contract or commitment, other than modifications to Seller's employment agreements with Terri J. Olson, whether or not in the ordinary course of business, or waive any right, cancel any debt or claim, or voluntarily suffer any extraordinary loss, however nothing herein shall preclude Seller from employing such professional consultants (including accountants and attorneys) to advise Seller with respect to the transactions contemplated by this Agreement.

          (j) Acquire, maintain or hold Inventories in excess of that required for a particular project or in excess of the amount of Inventories reasonably required for operation of the Business in the ordinary course.

          (k) Sell, assign, transfer, license, or convey any of the Intellectual Property to be included as part of the Acquired Assets.

     3.4  UCC Searches.  Within five (5) business days from the date of this
          ------------
Agreement, Seller shall furnish to Purchaser certificates from the Secretary of the State of Colorado providing a listing of all financing statements and all other documents on file in that office, including but not limited to, continuation, amendment, release or assignment statements, in each case filed with the Colorado Secretary of State's office against Seller or any of the Acquired Assets, together with true and complete copies of said financing statements (the "UCC Searches"). Effective as of the date of the Closing, Seller shall cause the UCC Searches to be updated. In each case, the Acquired Assets shall be subject only to liens and encumbrances expressly consented to in writing by the Purchaser. Any additional liens and encumbrances on the Acquired Assets shall be satisfied and the Seller shall, prior to Closing, file, or cause to be filed with the Colorado Secretary of State's office, a termination statement for any lien or encumbrance affecting any of the Acquired Assets not consented to by Purchaser.

                                 ARTICLE IV
                                 Conditions

     4.1  Conditions to Purchaser's Obligations.  The obligation of Purchaser to
          -------------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or prior to the Closing:

          (a) Each representation and warranty of Seller or any Indemnifying Shareholder contained in this Agreement shall be true, accurate and complete in all material respects as of the date of Closing and shall be deemed to have been remade at and as of the date of Closing.

          (b) Seller and each Indemnifying Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller or any Indemnifying Shareholder prior to or at the Closing and shall have delivered to Purchaser all documents, certificates, and instruments required to be delivered under the terms of this Agreement. In addition, Purchaser shall have received an opinion, dated as of the date of Closing, of Seller's counsel in form and content satisfactory to Purchaser in Purchaser's reasonable discretion.

          (c) Seller shall have obtained all of the consents, approvals, and novations, or effective waivers thereof, which Seller is required to obtain under the terms of this Agreement.

          (d) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated by this Agreement and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending or threatened.

          (e) Purchaser shall have entered into employment or consulting agreements with the employees of Seller described on SCHEDULE 4.1(e) upon such terms and conditions as are satisfactory to Purchaser in Purchaser's reasonable discretion, but which will give credit to such employees for their years of service with the Seller as if same had occurred in the employ of Purchaser for purposes of determining vacation and annual leave benefits.

          (f) There shall not have occurred any material adverse change, or any event or circumstance which could result in a material adverse change in the Business or its prospects.

          (g) Seller shall have provided to Purchaser a certificate executed by Seller's president verifying that Seller has obtained all necessary and appropriate consents required for Seller to execute, deliver and perform this Agreement.

          (h) Seller shall have provided to Purchaser a certificate executed by Seller's president verifying that Seller has given any employee notification required under applicable laws, if any, and has received the approval of any governmental authority required in order to consummate the transactions herein described, if any is so required.

          (i) At the Closing, Seller shall provide Purchaser with evidence that Seller has amended its Articles of Incorporation, effective no later than three (3) days after the Closing Date, to change its corporate name to a name that does not contain the word "SofTeach" or any word or words similar thereto, and that Seller has abandoned any assumed name containing the word "SofTeach" or any word or words similar thereto.

     4.2  Conditions to Seller's Obligations.  The obligation of Seller to
          ----------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or prior to Closing:

          (a) Each representation and warranty of Purchaser contained in this Agreement shall be true, accurate, and complete in all material respects as of the date of Closing and shall be deemed to have been remade at and as of the date hereof and as of the Closing.

          (b) Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing and shall have delivered all documents, certificates, and instruments required to be delivered under the terms of this Agreement.

          (c) Purchaser shall have taken all corporate and other actions and obtained all of the consents necessary for Purchaser to execute, deliver and perform this Agreement.

          (d) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated by this Agreement and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending or threatened.

          (e) There shall not have occurred any material adverse change, or any event or circumstance which could result in a material adverse change to the business of the Purchaser.

          (f) The ARIS Stock will not be required to be registered, pursuant to the Securities Act of 1933, and thus shall be exempt from registration, as a consequence of the transaction contemplated by this Agreement.

                                 ARTICLE V
                                  Closing

     5.1  The Closing.  As used in this Agreement, the term "Closing" means the
          -----------
time at which the transactions contemplated hereby will be consummated after satisfaction or waiver of the conditions set forth in Article IV.

     5.2  Time, Date, and Place of Closing.  The Closing shall occur at 11:00
          --------------------------------
a.m. (Mountain Time) on October 3, 1996, but effective as of September 30, 1996 (the "Closing Date"). The Closing shall take place at the offices of ANTONIO BATES BERNARD Professional Corporation, 3200 Cherry Creek South Drive, Suite 380, Denver, Colorado 80209, or at such other place as the parties may agree in writing.

     5.3  Purchaser's Obligations.  At the Closing, Purchaser shall deliver the
          -----------------------
following:

          (a) Purchaser shall execute and deliver to Seller the following documents, certificates, and other items:

               (i) Bill of Sale and Assumption Agreement in the form attached hereto as SCHEDULE 5.3(a)(i);

               (ii)  The ARIS Stock;

               (iii) The Promissory Note;

               (iv) Officer's Certificate, including an incumbency certification and further certifying as to the existence and good standing of the Purchaser, the accuracy of all representations and warranties of the Purchaser, and the adoption by the Board of Directors of the Purchaser of resolutions authorizing and approving the transaction;

               (v) A Certificate of Good Standing of the Purchaser issued by the office of the Secretary of State of Washington dated as of a date within fifteen (15) days prior to Closing;

               (vi) Executed employment agreements between Purchaser and certain individuals formerly employed by Seller, which employment agreements will become effective upon Closing; and

               (vii) Such other documents, certificates, and other items as may be required to be delivered by the Purchaser pursuant to the terms of this Agreement or as may be reasonably requested by the Seller to effectuate the transaction herein described.

          (b) Purchaser shall deliver to Seller the amount of the cash payment to be made to the Seller as specified in Section 1.4(a) hereof.

     5.4  Seller's Obligations.   At the Closing, Seller shall deliver the
          --------------------
following:

          (a) Seller shall execute and deliver to Purchaser the following documents, certificates, and other items:

               (i) Bill of Sale and Assumption Agreement in the form attached hereto as SCHEDULE 5.3(a)(i);

               (ii) Officer's Certificate, including an incumbency certification and further certifying as to the existence and good standing of the Seller, the accuracy of all representations and warranties of the Seller, the adoption by the Board of Directors and shareholders of the Seller of resolutions authorizing and approving the transaction;

               (iii) Certificate of Good Standing of the Seller issued by the
                     Office of Secretary of State of Colorado dated as of a date not more than ten (10) days prior to the Closing; and

               (iv) Such other documents, certificates, and other items as may be required to be delivered by the Seller pursuant to the terms of this Agreement or as may be reasonably requested by the Purchaser to effectuate the transaction herein described.

          (b) Seller shall deliver to Purchaser ownership of and title to the Acquired Assets, free and clear of any and all liens, claims and encumbrances, except as otherwise herein contemplated;

          (c) Seller shall deliver to Purchaser such confirmations of the consent to assumption of the Assumed Liabilities as may be requested by Purchaser; and

          (d) Seller shall have provided Purchaser with an opinion of Seller's counsel, in form and content as herein contemplated.

     5.5  Closing Costs and Expenses.  Each party hereto shall bear its own
          --------------------------
expenses of the transaction herein described.

                                 ARTICLE VI
                           Actions After Closing

     6.1  Further Conveyances.  After the Closing, Seller and each Indemnifying
          -------------------
Shareholder will, without further cost or expense to Purchaser, execute and deliver to Purchaser (or cause to be executed and delivered to Purchaser) such additional instruments of conveyance and transfer and take such other and further actions as Purchaser may reasonably request more effectively to convey, transfer to and vest in Purchaser, and to put Purchaser in possession and operating control of, all or any part of the Acquired Assets and the Business and otherwise effect the terms of this Agreement. In case of contracts and rights, if any, which cannot be transferred effectively without the consent of third parties, which consent is unobtainable, Seller and the Indemnifying Shareholders shall use their best efforts to secure Purchaser the benefits thereof.

     6.2  Further Consents to Assignment.  As and to the extent Seller shall
          ------------------------------
have failed to obtain prior to Closing the consent or approval (or an acceptable effective waiver thereof) of any person or persons in respect of any item described in Section 4.1 hereof or the parties shall have failed to obtain any other consent to the assumption of any contract included as a part of the Acquired Assets or Assumed Liabilities, if Purchaser shall nonetheless have elected to proceed to purchase the Acquired Assets, Seller and the Indemnifying Shareholders shall continue to use their best efforts to obtain from such person or persons the consents or approvals (or effective waivers thereof).

     6.3  Right of Access.  For a period of not less than five (5) years from
          ---------------
the date of

Closing, Purchaser shall retain the Books and Records and each party shall have reasonable access to the Books and Records which shall be stored in the Denver, Colorado metropolitan area unless otherwise agreed by the parties.

     6.4  Right to Audit.  For a period of not less than five (5) years from the
          --------------
date of Closing, Purchaser, at its sole expense, shall have the right to conduct such audits of all books and records maintained by Seller after Closing or not otherwise within the definition of Books and Records set forth in SECTION 1.2(g) hereof.

     6.5  Registration Rights.  Purchaser has agreed to grant Indemnifying
          -------------------
Shareholders registration rights regarding the ARIS Stock. Within thirty (30) days of the Closing, Purchaser and Indemnifying Shareholders shall enter into an agreement setting forth, defining and describing such registration rights.

                                  ARTICLE VII
                        Employees and Employee Benefits

     7.1  Employment.  Purchaser shall offer to employ such of Seller's
          ----------
employees, on such terms and with such compensation, as Purchaser may determine in its sole discretion.

     7.2  Accrued Commissions, Vacation.  Seller shall be responsible for, and
          -----------------------------
shall pay as of the time of Closing or segregate funds for the payment of, all obligations of Seller to all current and former employees of the Business for accrued payroll, commissions and other compensation, and any and all SARSEP contributions, deferred compensation or vacation owed to current or former employees of the Business as of the Closing.

     7.3  Workers' Compensation.  Seller will bear the entire cost and expense
          ---------------------
of all workers compensation claims arising out of injuries identifiably sustained by employees of the Business on or before the Closing Date. Purchaser will bear the entire cost and expense of all workers compensation claims arising out of injuries identifiably sustained by employees of the Business after the Closing Date. As to any workers' compensation claims arising out of injuries without an identifiable date of occurrence either before or after the Closing Date, the Purchaser and Seller agree to work together to reasonably allocate the cost and expenses arising from said claims.

                                 ARTICLE VIII
                               Indemnification

     8.1  Indemnification of Purchaser.  Seller and each Indemnifying
          ----------------------------
Shareholder, jointly and severally, hereby agree to indemnify, defend, and hold Purchaser harmless from and against any and all liabilities, penalties, damages, losses, claims, costs, and expenses (including reasonable attorneys fees and expenses for the defense of any claim which, if proved, would give rise to an obligation of indemnity hereunder whether or not such claim may be ultimately proved), arising out of or resulting directly or indirectly from (a) any misrepresentation or breach of any representation or warranty by Seller or any Indemnifying Shareholder; (b) failure of Seller to fully pay or satisfy or cause to be paid or satisfied any liabilities not expressly assumed by Purchaser pursuant to the terms hereof; (c) nonperformance of any obligations or covenants on the part of Seller or Indemnifying Shareholder under this Agreement, including, without limitation, the failure of Seller to pay accrued compensation, retirement, pension, or vacation of current or former employees of Seller; and (d) the conduct of the Business prior to the Closing (other than liabilities expressly assumed by the Purchaser pursuant to the terms hereof), including any violation of laws occurring or alleged to have occurred prior to the Closing provided, however, that Purchaser shall not have caused or procured such event through its own acts.

     8.2  Responsibility for Defense.  Within thirty (30) days after receipt of
          --------------------------
any notice of a claim made under Section 8.1 hereof, but not less than five (5) working days prior to the time Purchaser is required to respond to a Claim, Seller and each Indemnifying Shareholder will, by giving written notice to Purchaser, have the right to assume responsibility for the defense of the Claim in the name of Purchaser or otherwise as Seller and each Indemnifying Shareholder may elect; provided that Seller and each Indemnifying Shareholder also acknowledge in writing their responsibility to indemnify Purchaser with respect to such Claim; and provided further that failure of Seller and the Indemnifying Shareholders to exercise their rights to assume responsibility for the defense of the Claim shall not restrict the ability of Purchaser from subsequently joining such indemnitor as a party in any litigation respecting such Claim, nor shall Purchaser be obligated to permit Seller or any Indemnifying Shareholder to assume responsibility for the defense if Purchaser shall have a reasonable basis to believe that its ability to receive full indemnification hereunder is in jeopardy for any reason, including without limitation the financial solvency of Seller or the Indemnifying Shareholder. In such event, Purchaser shall have the right to defend the Claim and shall be automatically deemed to have reserved all of its rights against Seller and each Indemnifying Shareholder. Seller and the Indemnifying Shareholders are herein sometimes called the "Defending Party." Notwithstanding a Defending Party's responsibility for the defense of a Claim, the other party shall have the right to participate, at its own expense and with its own counsel, in the defense of a Claim and the Defending Party will consult with the other party from time to time on matters relating to the defense of such Claim and will provide such information and assistance as the parties deem reasonably necessary to defend the Claim. The Defending Party will provide the other party with copies of all pleadings and correspondence relating to such Claim and will keep the other party appraised of proposed adjustment, compromises and settlements. Notwithstanding anything herein to the contrary, the Defending Party shall not be entitled to compromise or settle any such action without the prior written consent of the Purchaser.

     8.3  Payment of Fees and Expenses.  If Purchaser shall be entitled under
          ----------------------------
this Article VIII to indemnification for fees and expenses, Purchaser shall be entitled to currently offset any amounts due Seller upon the submission to the Seller of a request for reimbursement setting forth in reasonable detail such costs and expenses to be reimbursed.

     8.4  Right to Offset.  At any time that Purchaser shall have a right of
          ---------------
indemnification against Seller or any Indemnifying Shareholder under this
Article VIII, Purchaser shall be entitled to offset any claim against any amounts then owing by Purchaser to Seller or any Indemnifying Shareholder.

     8.5  Environmental Indemnification.  In addition to any other
          -----------------------------
indemnification rights contained herein, Seller and each Indemnifying Shareholder, jointly and severally, hereby specifically indemnify, defend and hold harmless Purchaser from any and all liabilities, actions, demands, penalties, losses, costs or expenses (including, without limitation, attorney's fees and cost of suit), suits, cost of settlement or judgment, and claims of any and every kind whatsoever which now or in the future may be paid, incurred or suffered by or asserted against Purchaser or any person holding by, through or under Purchaser, as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials or any Hazardous Materials Contamination occurring on the Business Premises at any time prior to Closing.

                                 ARTICLE IX
                    Amendment, Waiver, and Termination

     9.1.  Amendment.  This Agreement may be amended at any time prior to the
           ---------
Closing only by written instrument executed by all of the parties hereto.

     9.2  Waiver.  Either party may at any time waive compliance by the other of
          ------
any covenants or conditions contained in this Agreement but only by written instrument executed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition. The failure of Purchaser to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not constitute a waiver of such provisions.

     9.3  Termination.  In addition to any right of termination herein provided,
          -----------
this Agreement may be terminated at any time prior to the Closing, but only by written instrument signed by both parties.

                                 ARTICLE X
                               Miscellaneous

     10.1  Cooperation.  Each of Purchaser, Seller and each Indemnifying
           -----------
Shareholder will cooperate with the other party, at the other party's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, and disputes with other persons, or governmental inquiries or investigations involving Seller or

Purchaser's conduct of the Business or the transactions contemplated hereby.

     10.2  Confidentiality.  After the Closing, Seller and each Indemnifying
           ---------------
Shareholder will hold all information related to the Business or the operation thereof in strictest confidence and will use neither such information nor other information concerning the Business that Seller or any Indemnifying Shareholder may retain after the Closing for any purpose intended to result in a competitive economic gain to Seller or any Indemnifying Shareholder, whether or not such undertaking might actually be competitively disadvantageous to Purchaser or the Business. Seller and Purchaser shall not issue any press release concerning the transaction herein described unless such press release is either jointly issued or has been approved by the other party.

     10.3  Severability.  If any term or provision of this Agreement or the
           ------------
application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

     10.4  Expenses.  Except as otherwise expressly provided in this Agreement,
           --------
each party will bear its own expenses incurred in connection with this Agreement and the transaction contemplated hereby, whether or not such transaction shall be consummated.

     10.5  Transfer Taxes.  Purchaser will bear any state, federal or foreign
           --------------
transfer, sales or use taxes, if any, which may result from the transfer of the Acquired Assets from Seller to Purchaser.

     10.6  Notices.  All notices, offers, approvals and other communications
           -------
hereunder shall be in writing and shall be deemed given upon mailing by registered or certified United States mail, postage prepaid and return receipt requested, to the other party addressed as follows:

          If to Purchaser:  ARIS Corporation
                            6720 Ft. Dent Way, Suite 250
                            Seattle, Washington  98188-2555
                            Attention:  General Counsel

          With a copy to:   ANTONIO BATES BERNARD
                            Professional Corporation
                            3200 Cherry Creek South Drive, Suite 380
                            Denver, Colorado  80209
                            Attention:  Brian E. Bates, Esq.

          If to Seller:     SofTeach Corporation
                            1355 South Colorado Boulevard, Suite 606
                            Denver, Colorado  80222

                            Attention:  Terri J. Olson

          With a copy to:   Roger L. Simon, Esq.
                            1355 South Colorado Boulevard, Suite 600
                            Denver, Colorado  80222

Any writing which may be mailed pursuant to the foregoing may also be delivered by hand or transmitted by telecopier and in such event shall be effective when actually received by the addressee. Either party may from time to time specify as its address for purposes of this Agreement any other address within the continental United States upon the giving of ten (10) days written notice thereof to the other party.

     10.7  Assignment.  This Agreement and the rights, obligations and
           ----------
liabilities hereunder shall be binding upon and inure to the benefit of the successors and assignees of each of the parties hereto, but no rights, obligations or liabilities hereunder shall be assignable or delegable by any party without the prior written consent of the other parties hereto.

     10.8  No Third Parties.  This Agreement is not intended to, and shall not,
           ----------------
create any rights in or confer any benefits upon any person other than the parties hereto.

     10.9  Incorporation by Reference.  All Schedules, Appendices and other
           --------------------------
attachments to this Agreement constitute integral parts to this Agreement and are hereby incorporated into this Agreement by this reference for all relevant purposes. The Schedules referred to herein have been separately compiled, and initialed by the undersigned representatives of Seller, the Indemnifying Shareholders and Purchaser.

     10.10  Counterparts and Facsimile Copies.  This Agreement may be executed
            ---------------------------------
in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart. A facsimile copy, including a facsimile copy of a signature, shall have the same force and effect as an original.

     10.11  Entire Agreement; Time is of the Essence.  This Agreement, together
            ----------------------------------------
with the instruments and other documents described or referred to herein, including those employment agreements referred to in Section 4.1(e) herein and
SCHEDULE 4.1(e) hereof, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreement. Time is of the essence of this Agreement.

     10.12  No Waiver of Rights.  While Purchaser shall have the opportunity, as
            -------------------
provided herein, to make inspections, reviews and evaluations and to obtain or give consents related to the Business, under no circumstances shall Purchaser be liable with respect to any such consents or be limited in any manner whatsoever in its ability to rely upon the covenants and representations of Seller or any Indemnifying Shareholder made herein.

     10.13  Interpretation.  Any headings in this Agreement are for convenience
            --------------
of reference only and shall not define or limit any of the terms or provisions hereof. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Each defined term identified herein with initial capital letters shall have the meaning ascribed to such term herein. Each party agrees that the language and all parts of this Agreement shall be construed as a whole according to its fair meaning, and irrespective of any party or its counsel's role in drafting this Agreement shall not be strictly construed for or against any party. The parties acknowledge that each has reviewed this Agreement and has had the opportunity to have it reviewed by its attorney and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any part thereof or attachment thereto.

     10.14  Survival of Representations and Covenants.  All statements contained
            -----------------------------------------
in any certificate or other instrument delivered by or on behalf of Seller or any Indemnifying Shareholder pursuant to this agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Seller and each Indemnifying Shareholder hereunder. With respect to all representations, warranties, covenants and agreements made by Seller and any Indemnifying Shareholder in this Agreement or as provided herein, the liabilities of Seller and each Indemnifying Shareholder shall be joint and several. All representations, warranties, covenants and agreements made in this Agreement or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transaction herein described without limitation.

     10.15  Choice of Law.  This Agreement and its validity, interpretation,
            -------------
performance and enforcement shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                              SELLER:

                              SOFTEACH CORPORATION,
                              a Colorado corporation



                              By: /s/ Terri J. Olson
                                 -------------------------------
                                 Terri J. Olson, President

                              INDEMNIFYING SHAREHOLDERS:


                              /s/ Terri J. Olson
                              -------------------------------
                                     Terri J. Olson

                             /s/ Greg A. Olson
                              -------------------------------
                                     Greg A. Olson


                              PURCHASER:

                              ARIS CORPORATION,
                              a Washington corporation


                              By: /s/ Paul Song
                                 ----------------------------
                                     Paul Song, President